Exhibit 99.1

United States Oil Fund, LP
Monthly Account Statement
For the Month Ended November 30, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(281,474,611)
Unrealized Gain (Loss) on Market Value of Futures	(122,662,649)
Dividend Income	255,786
Interest Income	2,702,618
ETF Transaction Fees	35,000
Total Income (Loss)	$(401,143,856)

Expenses
General Partner Management Fees	$603,600
Professional Fees	133,561
Brokerage Commissions	189,492
Non-interested Directors' Fees and Expenses	15,254
Prepaid Insurance Expense	10,718
NYMEX License Fee	20,120
SEC & FINRA Registration Expense	1,945
Total Expenses	$974,690
Net Income (Loss)	$(402,118,546)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/18	$1,567,761,774
Additions (65,200,000 Shares)	782,406,454
Withdrawals (25,800,000 Shares)	(302,164,833)
Net Income (Loss)	(402,118,546)

Net Asset Value End of Month	$1,645,884,849
Net Asset Value Per Share (152,700,000 Shares)	$10.78

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596